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                                                                     EXHIBIT 2.1


                             SUBSCRIPTION AGREEMENT

         The undersigned James C. Richardson, Jr. hereby subscribes to and agrees to purchase the following described securities of PF Management, Inc. (hereinafter called the "Corporation"), a corporation organized or to be organized under the laws of the State of North Carolina.

         1. Description of securities. The securities hereby subscribed and agreed to be purchased are twenty-five thousand fifty-eight (25,058) shares of the common capital stock of the Corporation.

         2. Purchase price. In consideration of the shares, the undersigned will contribute to the Corporation the following securities, subject to certain liabilities, all as set forth on Exhibit A attached hereto. By acceptance of this Subscription, the Corporation hereby agrees to assume the aforesaid liabilities and hold the undersigned harmless therefrom.

         3. Investment representation. The undersigned hereby represents and agrees that the purchase of the securities hereby subscribed will be for investment only, for the account of the subscriber, and not with any view to the resale or distribution thereof; that the undersigned will not resell the securities hereby subscribed without registration under federal and state securities laws or exemptions therefrom; and that the undersigned understands that the securities hereby subscribed will be issued, without registration, under exemptions in the federal and state securities laws that depend upon the intent hereby represented and that the Corporation will rely on such representation in issuing such securities without registration. The undersigned further agrees that the share certificates issued pursuant to this subscription, and any replacements thereof, may be marked with a legend to the effect that such securities cannot be sold or transferred without either (a) registration under federal and state securities laws, or (b) an opinion of counsel satisfactory to the Corporation that neither the sale nor the proposed transfer constitutes a violation of any federal or state securities law.


                            [Signature Page Attached]



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         This 17th day of April, 2001.


                                        /s/ James C. Richardson, Jr.      (SEAL)
                                        ----------------------------------
                                        James C. Richardson, Jr.

                                        Address: Post Office Box 3967
                                                 Hickory, NC  28603

                                        Taxpayer Identification No.:

                                        ###-##-####

Accepted this 17th day of April, 2001.

PF Management, Inc.


By: /s/ David R. Clark
  ------------------------------------
  President



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                                    EXHIBIT A


         1,759,244 shares of Pierre Foods, Inc. ("Pierre") subject to the following liabilities of James C. Richardson, Jr. ("Richardson"), hereby assumed by the Corporation:

         (a) Note made by Richardson dated January 31, 2000 in original amount of $3,598,910.06 payable to Charles F. Connor, Jr., bearing interest at the rate of 8% per annum, with the interest payable on January 31, 2001 and each anniversary thereafter, until January 31, 2003 when the entire principal and accrued interest is due. Said note is secured by: (i) the pledge of 422,011 shares of Pierre (owned by Richardson), and (ii) assignment of life insurance of $4,500,000 for the life of James C. Richardson, Jr. Said assumption to be evidenced by a Pledge Agreement and Assumption. Agreement and/or other agreed documentation by and between the Corporation et al.

         (b) Note made by Richardson dated January 31, 2000 in original amount of $1,149,947.00 payable to L. Dent Miller, bearing interest at the rate of 9% per annum, with the interest payable January 31, 2001 and each anniversary thereafter until January 31, 2003 when the entire principal and accrued interest is due. Said note is secured by: (i) the pledge of 321,421 shares of Pierre (owned by Richardson), and (ii) an assignment of life insurance of $4,500,000 on the life of Richardson. Said assumption to be evidenced by a Pledge Agreement and Assumption Agreement and/or other agreed documentation by and between the Corporation et al.

         (c) Note made by Richardson dated January 31, 2000 in original amount of $60,432.00 payable to Ulysses Grisette, bearing interest at the rate of 8% per annum with interest payable January 31, 2001 and each anniversary date thereafter, until January 31, 2003 when the entire principal and accrued interest is due. Said note is secured by the pledge of 7,554 shares of Pierre (owned by Richardson). Said assumption to be evidenced by a Pledge Agreement and Assumption Agreement and/or other agreed documentation by and between the Corporation et al.

         (d) Note made by Richardson dated January 31, 2000 in original amount of $173,364.00 payable to Kenneth C. Wilcox, with the present balance of $115,576, bearing interest at the rate of 8% per annum with interest payable January 31, 2001 and each anniversary date thereafter, until January 31, 2003 when the entire principal and accrued interest is due. Said note is secured by the pledge of 21,671 shares of Pierre (owned by Richardson). Said assumption to be evidenced by a Pledge Agreement and Assumption Agreement and/or other agreed documentation by and between the Corporation et al.
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         (e)  Note made by Richardson dated January 31, 2000 in original amount of $126,136.00 payable to Gary Abernethy, bearing interest at the rate of 8% per annum with interest payable January 31, 2001 and each anniversary date thereafter, until January 31, 2003 when the entire principal and accrued interest is due. Said note is secured by the pledge of 15,000 shares of Pierre (owned by Richardson). Said assumption to be evidenced by a Pledge Agreement and Assumption Agreement and/or other agreed documentation by and between the Corporation et al.

         (f) Note made by Richardson dated February 28, 2000 in original amount of $42,924.00 payable to John H. Elmore, Jr., bearing interest at the rate of 8% per annum with all principal and accrued interest due and payable in full on January 31, 2002. Said note is secured by the pledge of 5,365 shares of Pierre (owned by Richardson). Said assumption to be evidenced by a Pledge Agreement and Assumption Agreement and/or other agreed documentation by and between the Corporation et al.

         Included in the above 1,759,244 shares of Pierre contributed by Richardson is 64,346 shares of Pierre which is presently pledged to Bank of Granite as security for a Note from Richardson dated August 23, 2000 in the original amount of $100,000. In consideration of the registration of said shares in the name of the Corporation, Bank of Granite will require the pledge and hypothecation of such shares without recourse as continuing collateral security for the aforesaid Note of Richardson.

         Included in the above 1,759,244 shares of Pierre contributed by Richardson is 331,077 shares of Pierre which is presently pledged to the Carolina First Bank as security for a Note from HERTH Management, Inc. dated February 9, 2000 in the original amount of $1,900,000. In consideration of the registration of said shares in the name of the Corporation, Carolina First Bank will require the assumption and refinance of such debt obligation by the Corporation and the pledge of such shares as continuing collateral security.

         Included in the above 1,759,244 shares of Pierre contributed by Richardson is 180,000 shares of Pierre which is presently pledged to Peoples Bank as security for a Note from HERTH Management, Inc. dated November 11, 1998 in the original amount of $1,602,432 with a present balance of $1,500,000. In consideration of the registration of said shares in the name of the Corporation, Peoples Bank will require the assumption and refinance of such debt obligation and the pledge of such shares as continuing collateral security.